Exhibit 1.1

EXECUTION VERSION

McDermott International, Inc.

10,000,000 6.25% Tangible Equity Units

Underwriting Agreement

April 1, 2014

Goldman, Sachs & Co.,

200 West Street,

New York, New York 10282-2198

Ladies and Gentlemen:

McDermott International, Inc., a Panamanian corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Goldman, Sachs & Co. (the “Underwriter”) an aggregate of 10,000,000 6.25% tangible equity units (the “Firm Securities”) and, at the election of the Underwriter, up to 1,500,000 additional 6.25% tangible equity units (the “Optional Securities”) (the Firm Securities and the Optional Securities which the Underwriter elects to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”).

Each Security has a stated amount of $25.00 (the “Stated Amount”) and consists of (1) a prepaid stock purchase contract (each, a “Purchase Contract”) under which the holder has purchased and the Company will agree to deliver on April 1, 2017, subject to postponement in certain circumstances and subject to any early settlement or redemption of such Purchase Contract pursuant to the provisions thereof and of the Purchase Contract Agreement (the “Purchase Contract Agreement”), to be dated as of the First Time of Delivery (as defined herein), among the Company, U.S. Bank National Association, as purchase contract agent (the “Purchase Contract Agent”), U.S. Bank National Association, as attorney-in-fact for the holders of the Purchase Contracts from time to time, and U.S. Bank National Association, as trustee (the “Trustee”), a number of shares of common stock of the Company, par value $1.00 per share (the “Common Stock”), determined pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement and (2) a senior amortizing note with a final installment payment date of April 1, 2017 (each, an “Amortizing Note”) issued by the Company, which will have an initial principal amount of $4.1266 and will pay equal quarterly cash installments of $0.3906 per Amortizing Note (or, in the case of the installment payment due on July 1, 2014, $0.3646 per Amortizing Note), which in the aggregate would be equivalent to 6.25% per year on the Stated Amount per Security. All references herein to the Securities include references to the Purchase Contracts and Amortizing Notes comprising the Securities, unless the context requires otherwise.

The Amortizing Notes will be issued pursuant to an indenture, to be dated as of April 7, 2014 (the “Base Indenture”), between the Company and the Trustee, as supplemented by that certain supplemental indenture, between the Company and the Trustee, dated as of the First Time of Delivery (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Securities and the Purchase Contracts will be issued pursuant to the Purchase Contract Agreement.

The offering of the Securities, the issuance of the Purchase Contracts, the issuance of Amortizing Notes and the issuance of the Issuable Common Stock (as defined below) upon the settlement of the Purchase Contracts in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement are referred to herein collectively as the “Transactions.” This Agreement, the Securities, the Purchase Contract Agreement, the Base Indenture and the Supplemental Indenture are referred to herein as the “Transaction Documents.”

1. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-194926) in respect of, among other securities, the Securities and the Issuable Common Stock has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement relating to the Securities and the Issuable Common Stock, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities and the Issuable Common Stock filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding any Form T-1 and including any prospectus supplement relating to the Securities and the Issuable Common Stock that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities and the Issuable Common Stock filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of

1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities and the Issuable Common Stock is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the applicable requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the applicable rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter, expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 5:15 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph (c) shall not apply to statements or omissions made in the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and, when taken together with the Pricing Disclosure Package, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the applicable rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package or as would not reasonably be expected to result in a material adverse change in or affecting the business, condition (financial or otherwise), earnings or results of operations of the Company and its consolidated subsidiaries, taken as a whole (a “Material Adverse Effect”), and, except as disclosed in the Pricing Disclosure Package, to the knowledge of the Company, there has been no prospective development that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock of the Company or any of its significant subsidiaries (as defined in Item 1-02(w) of Regulation S-X promulgated by the Commission), the long-term debt of the Company or any of its consolidated subsidiaries or any Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a

“well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(h) The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property, to conduct the respective businesses of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of Panama, has the corporate power and authority to own its properties and to conduct its business as described in the Pricing Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(j) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and all of the issued shares of capital stock of each wholly-owned subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except such as are disclosed in the Pricing Prospectus;

(k) This Agreement has been duly authorized, executed and delivered by the Company.

(l) The Company has the requisite corporate power and authority to execute the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder including, without limitation, to issue, sell and deliver the Securities and the shares of Common Stock to be issued and delivered by the Company pursuant to the Purchase Contract Agreement and the Purchase Contracts (the “Issuable Common Stock”); and the Company has duly and validly taken all corporate action required to be taken by it for the due and proper authorization, execution and delivery by it of each of the Transaction Documents to which it is a party and the consummation of the Transactions;

(m) The Transaction Documents conform in all material respects to the descriptions thereof in the Pricing Prospectus and the Prospectus and, except as has been obtained as of the date hereof, no approval or authority of the stockholders or the board of directors of the Company will be required for the consummation of the Transactions;

(n) The Purchase Contract Agreement, when duly executed and delivered by the Company (assuming the Purchase Contract Agreement is a valid and binding obligation of the Purchase Contract Agent, as attorney-in-fact for the holders thereof and the Trustee), will be a legally binding and valid obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by any implied covenants of good faith or fair dealing (collectively, the “Enforceability Exceptions”) and except as rights to indemnification may be limited by applicable law;

(o) The Amortizing Notes have been duly authorized and, when issued and delivered pursuant to this Agreement and duly authenticated by the Trustee, will have been duly executed, issued and delivered by the Company and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, under which they are to be issued; the Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, when duly executed and delivered by the Company (assuming the due authorization and valid execution and delivery by thereof by the Trustee), will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions and except as rights to indemnification may be limited by applicable law; and the Amortizing Notes and the Indenture will conform in all material respects to the descriptions thereof contained in the Pricing Prospectus and the Prospectus;

(p) The Purchase Contracts have been duly authorized and, on each Time of Delivery, when the Purchase Contracts have been issued, executed and authenticated in accordance with the provisions of the Purchase Contract Agreement and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, the Purchase Contracts will be entitled to the benefits of the Purchase Contract Agreement and will be valid and binding obligations of the Company, except as the enforcement thereof may be limited by the Enforceability Exceptions and except as rights to indemnification may be limited by applicable law; and the Purchase Contracts and the Purchase Contract Agreement will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus;

(q) The maximum number of shares of Issuable Common Stock (calculated assuming settlement of the Purchase Contracts at the “maximum settlement rate,” as such term is defined in the Pricing Prospectus) have been duly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the provisions of the Purchase Contracts and the Purchase Contract Agreement, will be validly issued, fully paid and non-assessable and not issued in violation of any preemptive or similar right and will conform in all material respects to the descriptions thereof contained in the Pricing Prospectus and the Prospectus;

(r) The maximum number of shares of Issuable Common Stock issuable by the Company upon settlement of the Purchase Contracts will be approved for listing on the New York Stock Exchange, subject to official notice of issuance;

(s) Neither the Company nor any of its consolidated subsidiaries is (i) in violation of its organizational documents or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii) above, for any such defaults that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(t) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Purchase Contract Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of the Company’s organizational documents, (ii) constitute a default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of clause (ii) above, for any such defaults as are disclosed in the Pricing Prospectus or the Prospectus and any such defaults that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or (iii) result in a violation of any applicable law, rule or regulation, or any judgment, order or decree of any court with jurisdiction over the Company or any subsidiary of the Company, or other governmental or regulatory authority with jurisdiction over the Company, any of its subsidiaries or any of their properties, except, in the case of clause (iii) above, for any such violations as are disclosed in the Pricing Prospectus or the Prospectus and any such violations that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or the Purchase Contract Agreement except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the purchase and distribution of the Securities by the Underwriter;

(u) There has not occurred any Material Adverse Effect, subsequent to the respective dates as of which information is given in the Pricing Prospectus and the Prospectus (exclusive of any amendment or supplement thereto);

(v) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of the Units”, “Description of the Purchase Contracts”, “Description of the Amortizing Notes” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Issuable Common Stock and under the caption “U.S. Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair summaries thereof;

(w) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject other than proceedings that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and would not have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Purchase Contract Agreement or the Securities or to consummate the transactions contemplated by the Pricing Prospectus;

(x) The Company and its subsidiaries own or possess the right to use, or can acquire on reasonable terms, the material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “patent and proprietary rights”) presently employed by them in connection with the respective businesses now operated by them, and none of the Company or any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, or of any facts which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of its subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(y) The Company and its subsidiaries possess such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the respective businesses now operated by them, except for such certificates, authorizations or permits of which the failure by the Company to possess would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(z) Except as disclosed in the Pricing Prospectus or the Prospectus, the Company and its subsidiaries have filed all foreign, federal or state income and franchise tax returns required to be filed after giving effect to any applicable extension in the time for filing (except insofar as the failure to file such returns would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect) and have paid all material taxes shown thereon as due; and all material tax liabilities of the Company and its subsidiaries are adequately provided for on the books of the Company and its subsidiaries;

(aa) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(bb) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(cc) The Company and its consolidated subsidiaries, taken as a whole, are, and immediately after the First Time of Delivery will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including known contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital;

(dd) The Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable effective provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder);

(ee) The Company and its subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ff) Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements of the Company and its subsidiaries, including the related notes thereto and the supporting schedule filed with the Commission and incorporated by reference in the Pricing Prospectus and the Prospectus, and who have audited the

Company’s internal control over financial reporting, is an independent registered public accounting firm within the meaning of the applicable rules and regulations of the Commission, the Act, the Exchange Act and the applicable rules of the Public Company Accounting Oversight Board;

(gg) The Company has established and maintains a system of disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that (i) information required to be disclosed by the Company in reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and (ii) information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(hh) Except as otherwise disclosed in the Pricing Prospectus or the Prospectus, the Company and its subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Except to the extent described in the Pricing Prospectus or the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(ii) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, except for any such disputes that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which would, individually or in the aggregate, result in a Material Adverse Effect;

(jj) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has, while acting on behalf of the Company or any such subsidiary, taken any action, directly or indirectly, that would reasonably be expected to result in such person becoming subject to an investigation or enforcement action by a governmental authority pursuant to the FCPA or the Bribery Act 2010 of the United Kingdom, including, without limitation, making use of the mails or any means of instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give, or authorization or approval of the giving of anything of value to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing), in any case in violation of the FCPA or the Bribery Act 2010 of the United Kingdom. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder;

(kk) The operations of the Company and its subsidiaries are and have been conducted at all times since January 1, 2006 in all material respects in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened; and

(ll) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity currently the subject or the target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union or Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of (i) comprehensive U.S. economic and trade sanctions or (ii) any other Sanctions whereby such location, organization or residence would be in violation thereof; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person to fund any activities of or business with any Person, or in any country or territory, in violation of any Sanctions.

2. Subject to the terms and conditions herein set forth, the (a) Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $24.25 per Security, the number of Firm Securities set forth opposite the name of the Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriter shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted to eliminate fractional units).

The Company hereby grants to the Underwriter the right to purchase at its election up to 1,500,000 Optional Securities, at the same purchase price set forth in clause (a) of the first paragraph of this Section 2. Any such election to purchase Optional Securities may be exercised by written notice from the Underwriter, to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the number of Optional Securities to be purchased and date on which such Optional Securities are to be delivered, as determined by the Underwriter, but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Underwriter and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice, or later than 13 days from, and including, the First Time of Delivery.

3. Upon the authorization by the Company of the release of the Firm Securities, the Underwriter proposes to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Securities to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriter, through the facilities of The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Underwriter against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriter at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of the Underwriter at DTC. The Company will cause the form of global securities representing the Securities to be made available to the Underwriter for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the offices of Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, New York 10005 (the “Closing Location”). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on April 7, 2014 or such other time and date as the Underwriter and the Company may agree upon in writing, and with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Underwriter in the written notice given by the Underwriter of its election to purchase the Optional Securities, or at such other date and time as the Underwriter and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called an “Optional Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriter pursuant to Section 8(p) hereof, will be delivered at the Closing Location, and the Securities will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Underwriter:

(a) To prepare the Prospectus in a form approved by the Underwriter, and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery (other than as required by the Commission or applicable law; provided, however, that the Underwriter shall in any event be given the reasonable opportunity to review any such amendment or supplement) which shall be reasonably disapproved by the Underwriter promptly after reasonable notice thereof; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Underwriter with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form reasonably approved by the Underwriter, and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities or the shares of Issuable Common Stock issuable by the Company upon settlement of the Purchase Contracts for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriter (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Underwriter and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Underwriter promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriter, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Underwriter. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so and is eligible to do so, file a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Underwriter, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Securities and the shares of Issuable Common Stock issuable by the Company upon settlement of the Purchase Contracts for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities and the shares of Issuable Common Stock issuable by the Company upon settlement of the Purchase Contracts, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus (excluding any documents incorporated by reference therein) in New York City in such quantities as the Underwriter may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and the shares of Issuable Common Stock issuable by the Company upon settlement of the Purchase Contracts and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Underwriter and, upon the Underwriter’s request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities and the shares of Issuable Common Stock issuable by the Company upon settlement of the Purchase Contracts at any time nine months or more after the time of issue of the Prospectus, upon the request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as it may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of any Time of Delivery, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities or the Common Stock, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (other than pursuant to long-term incentive plans of the Company in effect as of the date of this Agreement or as proposed to be adopted, as described in the Prospectus, and the filing of a registration statement on Form S-8 relating thereto), without the prior written consent of the Underwriter;

(h) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j) To use commercially reasonable efforts to cause each individual listed on Schedule III hereto to furnish to the Underwriter, on or prior to the date of this Agreement, a letter substantially in the form of Annex D hereto and addressed to the Underwriter (each, a “Lock-up Agreement”);

(j) To reserve and keep available at all times, free of preemptive rights, the maximum number of shares of Issuable Common Stock issuable under the Purchase Contract Agreement (calculated assuming settlement of the Purchase Contracts at the “maximum settlement rate,” as such term is defined in the Pricing Disclosure Package) for the purpose of enabling the Company to satisfy any obligation to issue shares upon conversion of the Securities;

(k) To use commercially reasonable efforts to list, subject to notice of issuance, the maximum number of shares of Issuable Common Stock issuable by the Company upon settlement of the Purchase Contracts on the New York Stock Exchange; and

(l) The Company will not, between the date hereof and the First Time of Delivery, do or authorize any act or thing that would result in an adjustment of the settlement rates of the Purchase Contracts.

6.

(a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Underwriter it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) the Underwriter represents and agrees that, without the prior consent of the Company, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii) any such free writing prospectus the use of which has been consented to by the Company and the Underwriter (including the final term sheet prepared and filed pursuant to Section 5(a) hereof), is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus and prior to the last Time of Delivery any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

7. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities and the Issuable Common Stock under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the Issuable Common Stock for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) all fees and expenses in connection with listing the Securities and the Issuable Common Stock on the New York Stock Exchange; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriter in connection with any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vii) the cost of preparing the Securities; (viii) the cost and charges of any transfer agent or registrar or dividend disbursing agent; (ix) the fees and expenses of the Trustee and any agents of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Amortizing Notes and the Securities; (x) the fees and expenses of the Purchase Contract Agent in connection with the Purchase Contracts, the Purchase Contract Agreement and the Securities; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 11 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriter hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriter;

(b) Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriter, shall have furnished to the Underwriter their written opinions and negative assurance letter, in each case dated as of such Time of Delivery, each in form and substance satisfactory to the Underwriter, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Latham & Watkins LLP, counsel for the Underwriter, shall have furnished to the Underwriter, their written opinions, dated as of such Time of Delivery, in form and substance satisfactory to the Underwriter, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) Baker Botts L.L.P., counsel for the Company, shall have furnished to the Underwriter, their written opinions and negative assurance letter, in each case dated as of such Time of Delivery, substantially to the effect set forth in Annex A attached hereto;

(e) Arias, Fabrega and Fabrega, Panamanian counsel for the Company, shall have furnished to the Underwriter, their written opinions, dated as of such Time of Delivery, substantially to the effect set forth in Annex B attached hereto;

(f) Liane K. Hinrichs, general counsel for the Company, shall have furnished to the Underwriter, her written opinions, dated as of such Time of Delivery, substantially to the effect set forth in Annex C attached hereto;

(g) On the date of the Prospectus substantially concurrently with the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to the Underwriter a letter or letters, dated the respective dates of delivery thereof, with respect to the audited and unaudited financial statements and other financial and accounting information of the Company included or incorporated by reference in the Pricing Prospectus and the Prospectus in form and substance satisfactory to the Underwriter;

(h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business material to the Company and its consolidated subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Prospectus;

(i) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered (or proposed to be delivered) at Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l) The maximum number of shares of Issuable Common Stock issuable by the Company upon settlement of the Purchase Contracts shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

(m) The Company shall have furnished or caused to be furnished to the Underwriter at such Time of Delivery certificates of officers of the Company reasonably satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (i) of this Section and as to such other matters as the Underwriter may reasonably request;

(n) On or prior to the date of this Agreement, the Underwriter shall have received Lock-up Agreements substantially in the form of Annex D attached hereto, executed and delivered by each of the persons listed on Schedule III attached hereto;

(o) At the First Time of Delivery, each of the Transaction Documents shall have been executed and delivered by each of the parties thereto; and

(p) Prior to the First Time of Delivery, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

9. (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages, liabilities or expense, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expense (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any reasonable, documented out-of-pocket expenses (including the reasonable fees and disbursements of outside counsel chosen by the Underwriter) reasonably incurred by the Underwriter in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability or expense as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

(b) The Underwriter will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages, liabilities or expense to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expense (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Underwriter) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company for any reasonable, documented out-of-pocket expenses (including the reasonable fees and disbursements of outside counsel chosen by the Company) reasonably incurred by the Company in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability or expense as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection 9(a) or 9(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Section 9 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of any substantive rights or defenses) and the operation of this provision shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party otherwise than under Section 9(a) or 9(b), as applicable. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that with respect to any proceedings where indemnity is sought pursuant to subsection 9(a) or 9(b) above, the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any special, local and conflicts counsel in each relevant jurisdiction) for all indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for any indemnified party, such firm shall be designated in writing by such indemnified party.

(d) No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to affiliates, directors, officers and employees of the Underwriter, and to each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each affiliate, director, officer and employee of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11. If for any reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriter for all reasonable, documented out of pocket expenses approved in writing by the Underwriter, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to the Underwriter except as provided in Sections 7 and 9 hereof.

12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

17. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts (collectively, the “Specified Courts”).

18. (a) By the execution and delivery of this Agreement, the Company acknowledges that it hereby irrevocably designates and appoints McDermott, Inc. (together with any successor, the “Agent for Service”) as its authorized agent upon which process may be served in legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby that may be instituted in any Specified Court, and acknowledges that the Agent for Service has accepted such designation and appointment.

(b) Each of the Company and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the Transactions.

(c) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriter could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from it to the Underwriter shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by the Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriter may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to the Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to the Underwriter hereunder, the Underwriter agrees to pay to the Company (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to the Underwriter hereunder.

19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

20. Notwithstanding anything herein to the contrary, the Company and its officers, employees, representatives and other agents are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with the Underwriter’s understanding, please sign and return to the Company two counterparts hereof, and upon the acceptance hereof by the Underwriter, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriter and the Company.

Very truly yours,

McDermott International, Inc.

By:	/s/ Perry L. Elders
	Name:	Perry L. Elders
	Title:	Senior Vice President and
Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Michael Hickey
	Name:	Michael Hickey
	Title:	Managing Director

SCHEDULE I

Underwriter	Number of Firm Securities to be Purchased	Maximum Number of Optional Securities to be Purchased
Goldman, Sachs & Co.	10,000,000	1,500,000

Total	10,000,000	1,500,000

SCHEDULE II

(a) Issuer Free Writing Prospectuses:

Free writing prospectus, dated as of April 1, 2014 (Pricing Term Sheet).

Free writing prospectus in the form of the electronic road show presentation of the Company, dated as of April 1, 2014.

(b) Additional Documents Incorporated by Reference:

None.

SCHEDULE III

List of Directors and Executive Officers of the Company

1.	John F. Bookout, III

2.	Roger A. Brown

3.	Stephen G. Hanks

4.	Gary Luquette

5.	D. Bradley McWilliams

6.	William H. Schumann, III

7.	Mary L. Shafer-Malicki

8.	David A. Trice

9.	David Dickson

10.	Perry L. Elders

11.	Stephen L. Allen

12.	Tony Duncan

13.	Liane K. Hinrichs

14.	Scott V. Cummins

ANNEX A

FORM OF OPINION OF BAKER BOTTS L.L.P.

Opinion of counsel for the Company to be delivered pursuant to Section 8(d) of the Underwriting Agreement.

(i)	Assuming the due authorization, execution, authentication and delivery of the Indenture by the Company and the Trustee, the Indenture is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of (a) any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

(ii)	Assuming the due authorization, execution, authentication and delivery of the Purchase Contract Agreement by the Company and the Purchase Contract Agent, the Purchase Contract Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of (a) any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

(iii)	Assuming their due authorization, when executed and authenticated in accordance with the provisions of the Purchase Contract Agreement and delivered to and paid for by the Underwriter in accordance with the terms of the Underwriting Agreement, the Purchase Contracts forming part of the Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of (a) any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

(iv)	Assuming their due authorization, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of the Underwriting Agreement, the Amortizing Notes forming part of the Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of (a) any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

(v)	After giving effect to the Waiver dated as of March 28, 2014, the issue and sale of the Units and the performance by the Company of its obligations under each of the Underwriting Agreement, the Purchase Contract Agreement, the Indenture, the Units, the Purchase Contracts and the Amortizing Notes will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Credit Agreement.

(vi)	No consent, approval, authorization or order of, or qualification with, any U.S. federal, New York or Texas governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Purchase Contract Agreement, the Purchase Contracts, the Indenture or the Amortizing Notes, except under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, orders or qualifications as may be required by state securities or Blue Sky laws in connection with the offer and sale of the Units.

(vii)	The statements relating to U.S. laws or documents included in the Pricing Disclosure Package and the Prospectus under the captions “Description of the Units,” “Description of the Purchase Contracts” and “Description of the Amortizing Notes” fairly summarize in all material respects such laws and documents; and the statements included in Pricing Disclosure Package and the Prospectus under the caption “U.S. Federal Income Tax Considerations,” insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary in all material respects of the principal U.S. federal income tax consequences of an investment in the Units.

(viii)	The Registration Statement became effective under the Securities Act as of the date it was filed with the Commission, and to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated by the Commission. Any required filing of the Preliminary Prospectus and the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).

(ix)	The Indenture has been duly qualified under the Trust Indenture Act.

(x)	The Company is not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that such counsel has reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and has participated in conferences with officers and other representatives of the Company, with representatives of the Company’s independent registered public accounting firm and with representatives of the Underwriters and their counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package, the Prospectus and related matters were discussed. The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and such counsel has not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus involve matters of a non-legal nature. Accordingly, such counsel need not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent stated in paragraph (vi) above). Subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, such counsel shall advise you that:

(a) the Registration Statement, as of the latest Effective Time, the Preliminary Prospectus, as of the Applicable Time, and the Prospectus, as of its date and as of the date hereof, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; and

(b) nothing came to such counsel’s attention that caused such counsel to believe that:

(1)	the Registration Statement, as of the latest Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(2)	the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(3)	the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case such counsel need not express any belief with respect to (i) the financial statements and schedules or other financial, accounting or statistical information or data or the report on the effectiveness of internal control over financial reporting contained or included or incorporated by reference therein or omitted therefrom, (ii) the representations and warranties and other statements of fact contained (1) in the exhibits to the Registration Statement or (2) in exhibits to documents incorporated by reference therein or (iii) in that part of the Registration Statement that constitutes the Form T-1.

ANNEX B

FORM OF OPINION OF LOCAL COUNSEL

Opinion of Panamanian counsel for the Company to be delivered pursuant to Section 8(e) of the Underwriting Agreement.

(i) The Company is a corporation in good standing under the laws of the Republic of Panama and has the corporate power and authority (a) to own its property and assets and to carry on its business as described in the Pricing Disclosure Package and the Prospectus and (b) to execute, deliver and perform its obligations under the Underwriting Agreement, the Purchase Contract Agreement, the Indenture, the Units, the Common Shares, the Purchase Contracts and the Amortizing Notes.

(ii) Each of the Underwriting Agreement, the Purchase Contract Agreement and the Indenture has been duly authorized, executed and delivered by the Company. Each of the Indenture and the Purchase Contract Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms.

(iii) Each of the Units, the Purchase Contracts forming part of the Units and the Amortizing Units forming part of the Units have been duly authorized by the Company.

(iv) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Purchase Contract Agreement, the Indenture, the Units, the Amortizing Notes and the Purchase Contracts (a) will not contravene (i) any provision of applicable law or the articles of incorporation or by-laws of the Company or (ii) to our knowledge, any judgment, order or decree of any governmental body, agency or court in the Republic of Panama, and (b) no consent, approval, authorization or order of, or qualification with, any governmental body or agency of the Republic of Panama is required for the issue and sale of the Units, the Amortizing Notes, the Purchase Contracts or the Common Stock or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Purchase Contract Agreement and the Indenture, provided that the Units are not publicly offered in the Republic of Panama.

(v) The shares of Common Stock initially issuable upon settlement of the Purchase Contracts have been duly authorized by the Company and reserved for issuance upon settlement of the Purchase Contracts and, when issued upon settlement of the Purchase Contracts in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement, will be validly issued, fully paid and non-assessable.

(vi) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriter to Panama or to any political subdivision or taxing authority thereof or therein in connection with the purchase by the Underwriter of the Units, the Amortizing Notes and the Purchase Contracts, or the resale thereof as contemplated by the Pricing Disclosure Package and the Prospectus.

(vii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriter to Panama or to any political subdivision or taxing authority thereof or therein in connection with the subscription by the Underwriter of the Common Stock, or the resale thereof as contemplated by the Pricing Disclosure Package and the Prospectus.

(viii) To the best of our knowledge, there are no actions, suits, proceedings or investigations pending or, to the best of our knowledge without inquiry, threatened against or affecting the Company, its property or business, in any court in Panama or by or before any governmental agency, department, board or instrumentality in Panama or before any arbitrator in Panama that could reasonably be expected to have a material adverse effect.

(ix) The Company is not entitled to claim any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Panama.

(x) In any proceedings taken in Panama for the enforcement of the Underwriting Agreement, the Indenture and the Purchase Contract Agreement, the choice of the law of the State of New York as the governing law of such agreements is a valid and effective choice of law, and a Panamanian court would give effect to such choice of law in any action, suit or proceeding arising out or, or otherwise relating to, such agreements.

(xi) The submission by the Company to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, the appointment by the Company of the Agent for Service as its agent to receive service of process and the designation of the law of the State of New York to apply to the Underwriting Agreement, the Purchase Contract Agreement and the Indenture is binding upon the Company and, if properly brought to the attention of the court or administrative body in accordance with the laws of Panama, would be enforceable in any judicial or administrative proceeding in Panama.

(xii) The Underwriting Agreement, the Purchase Contract Agreement and the Indenture are in proper legal form for enforcement against the Company in Panama.

(xiii) The courts of Panama should recognize and enforce a final money judgment of a United States federal or state court of competent jurisdiction sitting in the State of New York in respect of any amount payable by the Company under the Underwriting Agreement, the Indenture and Purchase Contract Agreement or arising out of, or based upon the offering of, Securities contemplated by such agreements, provided that such judgment conforms with the requirements of the laws of Panama for the enforcement of foreign judgments, which require that (i) the courts outside of the Panama who rendered the judgment or award would in similar circumstances recognize a final judgment of the courts of Panama, (ii) such judgment or award arises out of an in personam action, (iii) the party against whom the judgment or award was rendered was (or the agent of such party) personally served in such action within such foreign jurisdiction, (iv) the cause of action upon which the judgment was based does not contravene the public order or public policy of Panama and the obligation in respect of which the judgment was rendered is lawful in Panama, (v) such judgment or award has been properly authenticated under the laws of Panama or pursuant to the 1961 Hague Convention on the legalization of documents and (vi) the judgment has been translated into Spanish by a licensed translator in Panama.

(xiv) It is not a condition to the ability of any party to the Underwriting Agreement, the Indenture and Purchase Contract Agreement to bring legal action in the courts of the Republic of Panama against any such party in respect of any such agreements that such party be licensed, registered or subject to taxation in the Republic of Panama (or any political subdivision thereof) or otherwise have complied with any requirements in the Republic of Panama necessary to enable it to do or carry on business in the Republic of Panama. No party to the Underwriting Agreement, the Indenture and Purchase Contract Agreement is or will be deemed resident, carrying on business or subject to taxation in the Republic of Panama or required to qualify to do business in the Republic of Panama or required to comply with the requirements of any foreign registration or qualification statute of the Republic of Panama by reason only of the execution or delivery, or enforcement in the Republic of Panama of such agreements.

(xv) The statements made in the Pricing Disclosure Package and Offering Circular under the caption “Panamanian Income Tax Considerations”, only to the extent such statements relate to matters of Panamanian law or regulations, are accurate and are confirmed in all material respects, and nothing has been omitted from such statements which would make the same misleading in any material respect.

ANNEX C

FORM OF OPINION OF GENERAL COUNSEL

Opinion of General Counsel for the Company to be delivered pursuant to Section 8(f) of the Purchase Agreement.

(i)	The execution and delivery by the Company, and the performance by the Company of its obligations under, each of the Underwriting Agreement, the Purchase Contract Agreement, the Indenture, the Units and the Amortizing Notes will not contravene any provision of applicable law or, to the knowledge of such counsel, any indenture, mortgage, loan agreement, note, lease or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the knowledge of such counsel, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for any such contravention as would not have a material adverse effect.

ANNEX D

FORM OF LOCK-UP AGREEMENT

Ladies and Gentlemen:

The undersigned understands that you, as underwriter (the “Underwriter”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with McDermott International, Inc., a Panamanian corporation (the “Company”), providing for a public offering of tangible equity units (the “Securities”) of the Company pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriter to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock of the Company, par value $1.00 (“Common Stock”), or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 60 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Underwriter waives, in writing, such extension.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value; (iii) to the Company or any of its subsidiaries for the purpose of satisfying the undersigned’s income tax obligations (whether paid directly or as withholding by the Company or any of its subsidiaries) upon vesting or settlement of outstanding stock-based awards pursuant to the Company’s long-term incentive plans, in each case, on a “cashless” or “net exercise” basis, provided that it shall be a condition to any transfer pursuant to this clause (iii) that no filing under Section 16 of the Securities Exchange Act of 1934, as amended, shall be required and that no filing under Section 16 of the Exchange Act by or on behalf of the undersigned be voluntarily made during the Lock-Up Period; or (iv) with the prior written consent of the Underwriter. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the Company, in its discretion, causing to be entered stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares, except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up Agreement shall lapse and become null and void on May 1, 2014 if the Underwriting Agreement is not executed prior to May 1, 2014.